UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 5, 2004 (September 27, 2004)

Axesstel, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-32160	91-1982205
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6815 Flanders Drive, Suite 210, San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 625-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

(b) On September 29, 2004, the audit committee of Axesstel, Inc. (the “Company”) formally approved the re-engagement of Kenny H. Lee CPA Group, Inc. (“KHL”), as independent registered public accounting firm to update KHL’s audit procedures and opinion for the Company’s restated financial statements for the year ended December 31, 2002, and to update KHL’s review procedures for the Company’s restated financial statements for the quarter ended March 31, 2003. KHL were the Company’s independent accountants until dismissed on November 3, 2003, at which time the Company engaged its current independent registered public accounting firm, Gumbiner, Savett, Finkel, Fingleson & Rose, Inc. (“Gumbiner”). The Company has re-engaged KHL solely for the purposes set forth above, as the financial statements identified above were initially audited and reviewed by KHL. Following the reissuance of KHL’s audit opinion for the fiscal year ended December 31, 2002, to be included in the Company’s Form 10-KSB/A (Amendment No. 3) for the fiscal year ended December 31, 2003, and the publication of the financial statements for the quarter ended March 31, 2003, to be set forth in the Company’s Form 10-QSB/A (Amendment No. 2) for the quarter ended March 31, 2004, the Company intends to continue its engagement of KHL solely for the purpose of addressing any issues that may arise with respect to such financial statements. The re-engagement of KHL does not affect Gumbiner’s present engagement as the Company’s principal independent accountant.

During the Company’s two most recent fiscal years and through the date of this report on Form 8-K, the Company did not consult with KHL regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-B, except for consultations during KHL’s previous engagement as the Company’s principal accountant.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Report.

On September 29, 2004, the Company’s audit committee, in consultation with the Company’s management and independent registered public accounting firm determined to restate the Company’s financial statements for the fiscal years ended December 31, 2000 to 2003, and the first and second quarters of 2004. As a result, the Company’s published financial statements, including the independent auditors’ reports thereon and any earnings releases, should not be relied upon until the issuance by the Company of corrected and restated financial statements. The restatements derive from the Company’s conclusion that certain development and research activities should be recorded as expenses rather than capitalized and that the Company’s license from Qualcomm, Inc. for CDMA software and technology should be amortized over a ten year life. In addition, in connection with the restatement, in accordance with SEC Staff Accounting Bulletin No. 99 – Materiality (“SAB 99”), certain other accounting corrections will be made to the consolidated financial statements. The restatements will include changes to the Company’s consolidated balance sheets, consolidated statements of operations, stockholders’ equity and cash flows.

The restatement adjustments for the fiscal years ended December 31, 2002, 2003 and 2004 remain subject to audit. The Company expects to file an amended Form 10-KSB/A for the year ended December 31, 2003 containing revised audited financial statements for the years ended December 31, 2002 and December 31, 2003, and amended Form 10-QSBs for the quarters ended March 31, 2004 and June 30, 2004, containing revised unaudited financial statements for the appropriate three and six month periods of 2003 and 2004. The restatements for the 2000 and 2001 fiscal years will be reflected in the beginning balances for the 2002 fiscal year to be included in the amended Form 10-KSB/A. Financial information for the quarterly periods of the 2002 and 2003 fiscal years will also be included in the amended Form 10-KSB/A to be filed. Additional details with respect to the restatement are set forth below.

Axesstel Restatement Summary

	FY 2000	FY 2001	FY 2002	FY 2003	YTD 2004*	Total
As Originally Stated
Pretax Income	(639,690)	506,943	879,357	(2,991,181)	(4,057,988)	(6,302,559)

Net Income	$(443,624)	$372,431	$635,626	$(2,180,006)	$(2,434,793)	$(4,050,366)

Adjustments
Capitalization of software	—	—	(217,164)	(816,745)	(221,681)	(1,255,590)
Amortization of Qualcomm License	(50,000)	(300,000)	(213,460)	(206,996)	(163,140)	(933,596)
Other	—	—	(189,332)	138,921	45,639	(4,772)

Total	(50,000)	(300,000)	(619,956)	(884,820)	(339,182)	(2,193,958)

Restated
Pretax Income	(689,690)	206,943	259,401	(3,876,001)	(4,397,170)	(8,496,517)
Income Tax Provision	(211,416)	10,012	204,136	(1,266,730)	(1,758,868)	(3,022,866)

Net Income	$(478,274)	$196,931	$55,265	$(2,609,271)	$(2,638,302)	$(5,473,651)

*	Represents Q1 and Q2 of FY 2004

Capitalization of Software Development. Through the quarter ended June 30, 2004, the Company has been capitalizing software development costs subsequent to the achievement of technological feasibility of the software component which is embedded in the Company’s products. The Financial Accounting Standards Board, Statement No. 86, “Accounting for the Costs of Computer Software to Be Sold, Leased or Otherwise Marketed”, other authoritative literature, interpretations and industry practices prescribe that the technological feasibility is established when both the software and other components of the product’s research and development activities are completed. After a review of the Company’s engineering processes, the Company has determined that the research and development phase of the Company’s products should end simultaneously with the commencement of the manufacturing process. As such, all development and research activities performed up to the commencement of the manufacturing process should be expensed. The Company’s restated consolidated financial statements will be adjusted retroactively to reflect this change. In the aggregate, these adjustments reduce pre-tax income in total, from January 2000 to June 2004, by approximately $1.3 million.

Qualcomm License Accounting. Through the quarter ended June 30, 2004, the Company has treated the CDMA intellectual property license purchased from Qualcomm, Inc. as having an indefinite life. After further review of industry practices, the Company has determined that it is more customary to establish a definite life for the license, and the Company has determined an economic life of 10 years for the license. This adjustment, to be applied retroactively since the acquisition of the license, will have the effect of increasing selling, general and administrative expenses. In the aggregate, these adjustments reduce pre-tax income in total, from January 2000 to June 2004, by approximately $934,000.

Other Adjustments. Other adjustments made in accordance with SAB 99 reduce pre-tax income in total, from January 2000 to June 2004, by approximately $5,000. Such adjustments relate to accounting for stock options, employees bonuses, impaired goodwill, and reclassifications between selling, general and administrative expenses and research and development.

The Company expects to file its Form 10-KSB/A and Form 10-QSB/As by October 11, 2004, subject to completion of the audit and review procedures by the Company’s independent registered public accounting firms.

The statements set forth above include forward-looking statements concerning the Company’s strategies, plans, objectives and intentions. The Company wishes to caution readers that actual results could differ materially from those suggested by the forward-looking statements due to a variety of estimates, risks and uncertainties, known and unknown. For example, the reviews and audits of the financial statements to be included in the referenced periodic reports may not be completed by the date estimated for filing, and may result in changes to the summary restated financial information indicated above. Other potential risks and uncertainties are detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

Item 8.01. Other Events.

On September 27, 2004, the Company received formal notification of a lawsuit in the Seoul Central District Court, Republic of Korea, by Axess Telecom Co., Ltd. (“ATC”). The factual background of this lawsuit was previously disclosed in a Form 8-K filed by the Company on July 16, 2004. The lawsuit was filed against the Company’s wholly-owned Californian subsidiary, Axesstel, Inc. (“Axesstel-California”), alleging that a covenant in a development agreement executed by the parties in September 2001 precludes Axesstel-California from developing fixed wireless products or competing in the fixed wireless business without ATC’s consent until September 2006. ATC seeks damages of at least 2 billion Korean Won (approximately U.S. $1.8 million) plus interest at the rate of 20% per year. Litigation is by its nature subject to inherent uncertainties, and an adverse result in these or other actions may subject the Company to significant liabilities, costs and expenses and an adverse outcome in the litigation may require the Company to license disputed rights from ATC or others or require the Company to cease marketing some or all of our current products. Any of these events could harm the Company’s business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Axesstel, Inc.

By:	/S/ DAVID MORASH
David Morash
President, Chief Operating Officer and Interim
Chief Financial Officer

Date: October 5, 2004